UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2003

(Date of earliest event reported)

INTERWOVEN, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11th Avenue, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 774-2000

(Registrant’s telephone number, including area code)

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release dated April 17, 2003, announcing results for the quarter ended March 31, 2003.*

99.2	Transcript of publicly available April 17, 2003 investor conference call.*

*	These exhibits are furnished with this Current Report on Form 8-K and are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.	REGULATION FD DISCLOSURE (Information Furnished Under Item 12—Results of Operations and Financial Condition.)

The information contained in this Item 9 is provided pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition,” as contemplated by SEC Release Nos. 33-8176 and 33-8216.

On April 17, 2003, Interwoven, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2003, a copy of which is attached hereto as Exhibit 99.1.

On April 17, 2003, Interwoven, Inc. presented its financial results for the quarter ended March 31, 2003 in a conference call with investors and analysts. The conference call was pre-announced and was available to the public through live teleconference and audio webcast and will continue to be available through audio replay or webcast replay. A copy of the transcript of this call is attached hereto as Exhibit 99.2.

During this conference call, Interwoven, Inc. announced that it expects revenue for the second quarter of 2003 to be between $25 and $26 million and revenue for fiscal year 2003 to be between $105 million and $112 million. In addition, Interwoven, Inc. announced that it expects its loss per share for the second quarter of 2003 and fiscal year 2003, based on 103 million weighed average shares outstanding at the end of each period. Interwoven, Inc. announced that it expects loss per share to be between $0.06 and $0.08 for the second quarter, on a GAAP basis, and between $0.24 and $0.28 for 2003, on a GAAP basis. Interwoven, Inc. also announced that it expects a pro forma loss per share to be between $0.04 and $0.06 for the second quarter and between $0.16 and $0.20 for 2003. Expected pro forma loss per share differs from expected GAAP loss per share because it excludes the effect of the following estimated charges or expenses: amortization of intangible assets of approximately $500,000 for the second quarter and approximately $2 million for 2003, amortization of deferred stock-based compensation of approximately $500,000 for the second quarter and $1.7 million for 2003, and restructuring charges of approximately $1 million for the second quarter and approximately $4 million for 2003.

The foregoing projections are forward-looking statements. These statements are based on estimates and information available to Interwoven, Inc. as of April 17, 2003 and are not guarantees of future performance. Actual results could differ materially from these expectations as a result of many factors, including: customer acceptance of new product releases may be slower than Interwoven, Inc. anticipates; customer spending on web initiatives may decline during the current economic downturn, which may be longer than Interwoven, Inc. anticipates; management changes may disrupt Interwoven, Inc.’s business; and the market for Interwoven, Inc.’s products is intensely competitive and rapidly evolving, so market success of its new product offerings is unpredictable. These and other risks and uncertainties associated with Interwoven, Inc.’s business are described in its most recent annual report on Form 10-K and subsequent Forms 10-Q and 8-K, which are on file with the SEC and available through www.sec.gov.

In addition, during this conference call Interwoven, Inc. presented a slide on its webcast containing previously reported net income/loss and earnings/loss per share over the previous seven quarters, on both a GAAP and a pro forma basis. This information, along with a reconciliation to comparable GAAP financial measures, is presented below. Certain reclassifications have been made to the information set forth below to conform to the presentation as of April 17, 2003.

	June 30, 2001	Sept. 30, 2001	Dec. 31, 2001	March 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002
Net loss as reported	$(38,446)	$(39,100)	$(27,313)	$(15,664)	$(13,791)	$(86,623)	$(32,538)
Add back of certain non-cash and other charges:
Amortization of deferred stock-based compensation	4,286	3,207	2,157	3,207	58	1,020	595
Amortization of acquired intangible assets	21,928	22,209	22,109	1,236	1,310	732	444
Restructuring and excess facilities charges	12,784	10,032	—	1,220	7,244	1,179	28,441
Impairment of goodwill	—	—	—	—	—	76,431	—

Pro forma net income (loss)	$552	$(3,652)	$(3,047)	$(10,001)	$(5,179)	$(7,261)	$(3,058)

Basic pro forma net income (loss) per share	$0.01	$(0.04)	$(0.03)	$(0.10)	$(0.05)	$(0.07)	$(0.03)

Diluted pro forma net income (loss) per share	$0.01	$(0.04)	$(0.03)	$(0.10)	$(0.05)	$(0.07)	$(0.03)

Shares used in computing basic net income (loss) per share	99,445	100,672	101,237	102,625	103,414	101,859	101,809

Shares used in computing diluted net income (loss) per share	107,780	100,672	101,237	102,625	103,414	101,859	101,809

Interwoven, Inc. believes that this pro forma information is useful for investors because it excludes non-cash and cash expenses that Interwoven, Inc. believes are not indicative of its on-going operations. However, Interwoven, Inc. urges readers to review and consider carefully the GAAP financial information contained in its SEC filings and in earnings releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC. (Registrant)

Date:	April 23, 2003	By:	/s/ DAVID M. ALLEN
David M. Allen Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 17, 2003, announcing results for the quarter ended March 31, 2003.*

99.2	Transcript of publicly available April 17, 2003 investor conference call.*

*	These exhibits are furnished with this Current Report on Form 8-K and are not deemed filed with the Securities and Exchange Commission and are not incorporated by reference in any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.